Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

       Marine Products Corporation Announces Second Quarter Cash Dividend

ATLANTA, July 27, 2005 -- The Marine Products Corporation (NYSE: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable September 12, 2005 to common shareholders of record at the close of business on August 12, 2005.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .

For information about Marine Products Corporation please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com